UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2004

ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31444
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

Suite 100 - 8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and Zip Code)

662.893.7376
(Registrant's telephone number, including area code)

1208 - 1030 West Georgia Street, Vancouver, British Columbia V6E 2Y3, Canada
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On February 20, 2004, our Board of Directors' appointed Mr. Andy Kim as a director of our company.

Mr. Kim has been a Vice President, Investment Advisor with CIBC with Wood Gundy since, January, 2002. Prior to this he was with Merrill Lynch Canada, as a Vice President, Financial Consultant from June 2000. He was also with Midland Walwyn as a Financial Advisor from 1994 to 2000. All of these changes resulted from the companies being bought out and taken over. For all intents and purposes Mr. Kim has been with the same firm since 1994.

Mr. Kim holds a Bachelor of Arts, Honours Degree from the University of Toronto in Commerce and Economics and is a fully licensed Registered Representative. Mr. Kim has also completed the Officers and Directors exam through the Canadian Securities Institute and has a Certified Investment Management designation.

Our Board of Directors now consists of Messrs. Milton Cox, Bassam Nastat, Don Sytsma and Andy Kim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Milton Cox
Milton Cox, President and Director

Date: February 26, 2004